SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]


Check the appropriate box:

[ ]  Preliminary proxy statement.

[ ]  Definitive proxy statement.

[X]  Definitive additional materials.
[ ]  Soliciting material under Rule 14a-12.

[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

                     THE CENTRAL EUROPEAN EQUITY FUND, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of filing fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

[LOGO OMITTED]                                                             CEE
                                                                          LISTED
                                                                           NYSE
THE CENTRAL EUROPEAN EQUITY FUND
-------------------------------------------------
                  EXCHANGE-TRADED CLOSED-END FUND

FUND PROFILE

THE CENTRAL EUROPEAN EQUITY FUND (CEE) is an actively managed Exchange-Traded Closed-End Fund that invests primarily in equities of Central and Eastern Europe. Its benchmark is comprised of 85% CECE Index and 15% of the Russian RTX Index. Both indices are calculated by the Vienna Stock Exchange. The Central European Equity Fund is managed by the Deutsche Bank Group.

Hanspeter Ackermann, CIO of the Central European Equity Fund, manages the portfolio with specialists at Deutsche Asset Management International in Frankfurt and Warsaw providing advice.

COMMENTS FROM THE CIO
--------------------------------------------------------------------------------
o The Central Europe region significantly outperformed developed markets for the six-month period ending April 30, 2003. The CECE Index rose 12.7%, while the S&P 500 Index rose 3.5% and the MSCI Europe Index rose 2.7%.
o Admission to the European Union remains on track, as public referenda continue to be passed and membership criteria are met. We believe this will continue to be healthy for the markets as has happened with Spain, Portugal and Greece before they were admitted.
o Russia's GDP rose at an annualized rate of 6.4% during the first quarter. Growth was achieved through a continued improvement in the oil and metal sectors as well as in engineering and processing industries.
o Investment and consolidation in the oil industry is picking up. With the world's second largest oil & gas reserves, Russia is becoming a major player. We believe this is an attractive area to invest in now.

PORTFOLIO SECTOR BREAKDOWN AS OF APRIL 30, 2003

[GRAPHIC OMITTED]

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC AS FOLLOWS:

Media                                   1.7%
Electric Utilities                      1.8%
Real Estate                             1.8%
Wireless Telecommunication Services     1.9%
Industrial Conglomerates                3.5%
Metals & Mining                         3.7%
Others                                  6.7%
Pharmaceuticals                         7.0%
Diversified Telecommunication Services 22.7%
Oil & Gas                              24.5%
Banks                                  24.7%


COUNTRY BREAKDOWN AS OF APRIL 30, 2003

[GRAPHIC OMITTED]

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC AS FOLLOWS:

Croatia         0.8%
Austria         1.3%
Czech Republic 12.7%
Russia         16.3%
Hungary        29.7%
Poland         39.2%

TOP TEN HOLDINGS AS OF APRIL 30, 2003             % OF PORTFOLIO
--------------------------------------------------------------------------------

1     Telekomunikacja Polska                              10.4%
2     OTP Bank                                             8.5%
3     Bank Pekao                                           8.3%
4     Matav                                                8.0%
5     Polski Koncern Naftowy                               7.3%
6     Mol Magyar Olaj-ES Gazipari                          7.1%
7     Gedeon Richter                                       5.2%
8     Yukos                                                4.7%
9     Lukoil                                               4.5%
10    Cesky Telecom                                        3.7%
      Total                                               67.7%
--------------------------------------------------------------------------------


                                   TOTAL RETURN PERFORMANCE AS OF APRIL 30, 2003
------------------------------------------------------------------------------------------------------------------------------------


                     FOR THE SIX                                FOR THE FISCAL YEARS ENDED OCTOBER 31,
                    MONTHS ENDED
                   APRIL 30, 2003  2002      2001       2000      1999      1998      1997      1996      1995      1994     1993
Net Asset Value        12.93%    17.05%    -14.31%     0.94%     2.48%   -26.09%    22.41%    20.74%    12.22%    12.90%   29.55%
Market Value           11.70%    23.43%     -7.79%    -5.00%    -3.29%   -22.89%    28.93%    25.28%     6.37%    -3.42%   33.88%
Benchmark              12.73%(1) 14.68%(2) -20.40%(3)  2.05%(4) 19.31%(4)-24.68%(4) 22.70%(5) 14.35%(5) 11.88%(5) 11.40%(5)27.40%(5)

PER SHARE DISTRIBUTION $0.00     $0.00      $0.23     $0.00     $0.00     $0.16     $6.57     $2.28     $0.38     $0.20    $0.08
------------------------------------------------------------------------------------------------------------------------------------

(1) Represents 85%CECE/15%RTX
(2) Represents the CECE index
(3) Represents the customized MSCI Index for the two months ended 12/31/2000 and the CECE Index for the ten months ended
10/31/2001. The Fund changed its benchmark from the customized MSCI Index to the CECE Index on January 1, 2001.
(4) Represents the MSCI Index
(5) Represents the DAX Index

[LOGO OMITTED]                                                             CEE
                                                                          LISTED
                                                                           NYSE
THE CENTRAL EUROPEAN EQUITY FUND
-------------------------------------------------
                  EXCHANGE-TRADED CLOSED-END FUND





FUND STATISTICS AS OF APRIL 30, 2003

THE CENTRAL EUROPEAN EQUITY FUND, INC. (CEE)
WWW.CEEFUND.COM
1-800-437-6269

HANSPETER ACKERMANN, Chief Investment Officer and
Senior Portfolio Manager (with Deutsche Bank since 1996)
INITIAL OFFERING: 2/27/90
OBJECTIVE: Seeks long-term capital appreciation through investment in Central European equity securities.
PORTFOLIO: Primarily Central European equity securities.
PORTFOLIO COMPOSITION: Common stocks 99.5%,
Preferred stocks 0.5%
CUSIP NUMBER: 153436100
TOTAL NET ASSETS: $141.3 million
SHARES OUTSTANDING: 7,854,163
MARKET VALUE: $14.80 NAV: $17.99
NUMBER OF EQUITY ISSUES: 48
2002 DIVIDEND: $0
EXPENSE RATIO: 1.55% PORTFOLIO TURNOVER: 57.8% (both for FY 2002)
DIVIDEND REINVESTMENT PLAN, VOLUNTARY CASH PURCHASE PLAN


CONTACT:

THE CENTRAL EUROPEAN EQUITY FUND, INC.
C/O DEUTSCHE BANK SECURITIES INC.

ROBERT R. GAMBEE
Chief Operating Officer

345 Park Avenue
New York, NY 10154
Tel: 212-336-4623
Fax: 212-336-0869

The information provided herein is neither financial advice nor a recommendation, offer or solicitation to engage in a financial transaction or purchase of a particular product or service, and Deutsche Bank makes no representation concerning its accuracy, completeness or fairness. The past performance of a product does not guarantee or predict future performance. The product described in this document is not appropriate for everyone, so an interested party must make his or her own independent legal, tax, accounting and financial evaluation of its merits and risks. This product is not insured by any governmental entity and is subject to investment risk including possible loss of principal. In addition, it is not FDIC insured and is not an obligation of, or guaranteed by Deutsche Bank AG or its affiliates.